JPMorgan Growth & Income Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
01/31/02	Loews Corp.

Shares            Price         Amount
49,400  	  $28.00	$1,383,200

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
1.33        N/A		0.14%	           0.14%

Broker
Muriel Siebert Co., Inc.; Morgan Stanley & Co.;
Neuberger & Berman, LLC

Underwriters of Loews Corp.

Underwriters     	              Principal Amount
Salomon Smith Barney, Inc.   		4,987,400
Morgan Stanley & Co., Inc.	   	4,987,400
Credit Suisse First Boston Corp.	4,987,400
Goldman, Sachs & Co.    		4,987,400
Merrill Lynch, Pierce,
   Fenner & Smith, Inc.  		4,987,400
Lehman Brothers, Inc.    		2,075,875
Banc of America Securities, LLC   	2,075,875
J.P. Morgan Securities, Inc.   		2,075,875
UBS Warburg, LLC 			2,075,875
Bear, Stearns & Co., Inc.     		  145,500
Blaylock & Partners, L.P.   		  145,500
Deutsche Banc Alex. Brown Inc.            145,500
Dresdner Kleinwort Wasserstein
   Securities, LLC 			  145,500
A.G. Edwards & Sons, Inc.    		  145,500
Janney Montgomery Scott, LLC              145,500
Jefferies & Company                       145,500
Legg Mason Wood Walker, Inc.              145,500
Neuberger & Berman, LLC                   145,500
Sanford C. Bernstein & Co., Inc.           75,000
Dominick & Dominick, LLC                   75,000
Midwest Research                           75,000
Samuel A. Ramirez & Co., Inc.              75,000
Sanders Morris Harris                      75,000
Muriel Siebert & Co., Inc.                 75,000

Total                                  35,000,000




JPMorgan Growth & Income Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/21/02	Travelers Property Casualty Corp.

Shares            Price         Amount
424,900   	  $18.50	$7,860,650

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$0.74        N/A	0.20%	           0.20%

Broker
Rauscher, Inc.; MR Beal & Co.; Gardner, Rich & Co.;
Neuberger & Berman, LLC

Underwriters of Travelers Property Casualty Corp.

Underwriters     	              Principal Amount
Salomon Smith Barney, Inc.     		35,700,000
Credit Suisse First Boston Corporation  12,243,900
Goldman, Sachs & Co.    		12,243,900
Lehman Brothers, Inc.  			12,243,900
Merrill Lynch, Pierce, Fenner &
   Smith, Inc.			        12,243,900
Morgan Stanley & Co. Inc.               12,243,900
Salomon Brothers International Limited   8,922,000
Banc of America Securities, LLC          5,179,500
Bear, Stearns & Co., Inc.                5,179,500
Blaylock & Partners, L.P.                5,179,500
Deutsche Banc Alex. Brown, Inc.          5,179,500
Fox-Pitt, Kelton, Inc.                   5,179,500
J.P. Morgan Securities, Inc.             5,179,500
Neuberger Berman, LLC                    5,179,500
UBS Warburg, LLC                         5,179,500
The Williams Capital Group, L.P.         5,179,500
Credit Suisse First Boston
   (Europe) Limited                      1,785,000
Deutsche Bank AG London                  1,785,000
Goldman Sachs International              1,785,000
Lehman Brothers International (Europe)   1,785,000
Merrill Lynch International              1,785,000
Morgan Stanley & Co. International Ltd   1,785,000
UBS AG, acting through its business
   group UBS Warburg                     1,785,000
BBVA Bolsa Sociedad de Valores, S.A.     1,428,000
BNP Paribas                              1,428,000
Cazenove & Co. Ltd                       1,428,000
CDC IXIS Capital Markets                 1,428,000
Credit Lyonnais Securities               1,428,000
Dresdner Kleinwort Wasserstein Limited.  1,428,000
ING Barings Limited as agent for
   ING Bank N.V.,                        1,428,000
MEDIOBANCA -- Banca di Credito
   Finanziario S.p.A                     1,428,000
Santander Central Hispano
   Investment, S.A                       1,428,000
WestLB Panmure Limited                   1,428,000
BB&T Capital Markets, a Division of
   Scott & Stringfellow,Inc                725,000
M.R. Beal & Company                        725,000
William Blair & Company, LLC               725,000
CIBC World Markets Corp.                   725,000
Edward D. Jones & Co., L.P.                725,000
A.G. Edwards & Sons, Inc.                  725,000
First Union Securities, Inc.               725,000
Janney Montgomery Scott, LLC               725,000
Keefe, Bruyette & Woods, Inc.              725,000
Legg Mason Wood Walker, Inc.               725,000
Loop Capital Markets                       725,000
Raymond James & Associates, Inc.           725,000
RBC Dain Rauscher, Inc.                    725,000
Robertson Stephens, Inc.                   725,000
Sandler O'Neill & Partners L.P.            725,000
SG Cowen Securities Corporation            725,000
SunTrust Capital Markets, Inc.             725,000
U.S. Bancorp Piper Jaffray, Inc.           725,000
Wells Fargo Securities, LLC                725,000
ABN AMRO Rothschild                        573,000
Barclays Bank PLC                          573,000
Commerzbank Aktiengesellschaft,
   London Branch			   573,000
Credit Agricole Indosuez                   573,000
Daiwa Securities SMBC Europe Limited       573,000
Fortis Bank (Nederland) N.V.               573,000
Fox-Pitt, Kelton N.V.                      573,000
HSBC Investment Bank plc                   573,000
IntesaBci S.p.A.                           573,000
Societe Generale                           573,000
UniCredit Banca Mobiliare Societa          573,000
BMO Nesbitt Burns Corp.                    375,000
BNY Capital Markets, Inc.                  375,000
Charles Jordan & Co., LLC                  375,000
Chatsworth Securities, LLC                 375,000
CMG Institutional Trading, LLC             375,000
Cochran, Caronia Securities, LLC           375,000
Doley Securities, Inc.                     375,000
Dowling & Partners Securities, LLC         375,000
Friedman, Billings, Ramsey & Co., Inc.     375,000
Guzman & Company                           375,000
Harvestons Securities, Inc.                375,000
Jackson Securities, Inc.                   375,000
Jefferies & Company, Inc.                  375,000
C.L. King & Associates, Inc.               375,000
The Malachi Group, Inc.                    375,000
May Davis Group.                           375,000
Melvin Securities, LLC                     375,000
Monness, Crespi, Hardt & Co. Inc.          375,000
Ormes Capital Markets, Inc.                375,000
Pinnacle Investment, Inc.                  375,000
Samuel A. Ramirez & Company, Inc.          375,000
Sanders Morris Harris                      375,000
SBK-Brooks Investment Corp.                375,000
Scotia Capital (USA), Inc.                 375,000
Muriel Siebert & Co., Inc.                 375,000
Sturdivant & Co., Inc.                     375,000
TD Securities (USA), Inc.                  375,000
Utendahl Capital Partners, L.P.            375,000
Pryor, Counts & Co., Inc.                  190,000

Total                                  210,000,000




JPMorgan Growth & Income Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/20/02	El Paso Corp.

Shares            Price         Amount
104,000 	  $19.95	$2,074,800

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$0.60        N/A	0.11%	           0.15%

Broker
First Boston Brokerage Co.

Underwriters of El Paso Corp.

Underwriters*                              Shares*

Total                                    $93,475,915

*Underwriters and shares were not
 available at time of filing.